FREMONT MUTUAL FUNDS, INC.
                          FREMONT EMERGING MARKETS FUND

                                333 MARKET STREET
                                   26TH FLOOR
                             SAN FRANCISCO, CA 94105


                                                     May [   ], 1997

Dear Shareholder:

         As you may know, Credit Lyonnais International Asset Management (HK) Ltd. ("Credit Lyonnais HK"), the investment subadvisor to the Fremont Emerging Markets Fund (the "Fund") has entered into an agreement under which its shares and assets will be acquired by Nicholas- Applegate Capital Management (Hong
Kong) LLC ("Nicholas-Applegate"). Because of the acquisition, it is necessary for the shareholders of the Fund to approve a new investment subadvisory agreement between Nicholas-Applegate, the Fund and Fremont Investment Advisors, Inc., the Fund's investment advisor (the " Investment Advisor").

         The following important facts about the transaction are outlined below:

         o The amount of shares you own and the advisory fees charged to the Fund will not change.
         o The investment objectives of the Fund will remain the same and key employees of Credit Lyonnais HK, who will become employees of Nicholas-Applegate, will continue to manage your Fund as they have in the past.
         o You will continue to receive the high quality investment management and shareholder services that you have come to expect since the Fund's inception.

         After careful consideration, the Board of Directors of Fremont Mutual Funds, Inc. has unanimously approved this transaction and recommends that you read the enclosed materials carefully and then vote FOR the proposal.

         Your vote is important. Please take a moment now to sign and return your proxy cards in the enclosed postage paid return envelope.

         Thank you for your cooperation and continued support.

                                          Sincerely,



                                          David L. Redo
                                          Chairman & Chief Executive Officer

                                                        Q&A on reverse side

Q.       WHAT IS HAPPENING?

A. Credit Lyonnais HK, not your Fund, has entered into an agreement for its business to be acquired by Nicholas-Applegate. Importantly, key members of Credit Lyonnais HK's management team will join Nicholas-Applegate and continue to be responsible for managing the Fund. Consequently, this transaction will not result in any material changes in the portfolio management of the Fund.

Q.       WHY AM I BEING ASKED TO VOTE ON THIS PROPOSAL?

A. The Investment Company Act of 1940 requires a vote due to the change of ownership of the Fund's investment subadvisor. As a result, the Act requires the approval of a new investment subadvisory agreement by the shareholders of the Fund.

Q.       HOW WILL THIS AFFECT ME AS A FUND SHAREHOLDER?

A. Your Fund shares will not change. You will still own the same shares in the same Fund. Any expenses you are currently charged will not be increased. The Board expects no change in services provided to you since the Fund's inception. Key employees of Credit Lyonnais HK who have been responsible for the management of your Fund, and who will become employees of Nicholas-Applegate, will continue to act in the same capacities as before.

Q.       WILL THE INVESTMENT ADVISORY FEES BE THE SAME?

A. Yes, the fees for investment advice charged to your Fund as a result of the new subadvisory agreement will stay the same.

Q.       HOW DO THE BOARD MEMBERS OF MY FUND RECOMMEND THAT I VOTE?

A. After careful consideration, the Board of Directors unanimously recommends that you vote "FOR" the proposal on the enclosed proxy card.

Q.       HOW DO I CONTACT YOU?

A.       If you have any questions, please call 800-548-4539.

Q.       WHO IS MANAGEMENT INFORMATION SERVICES, INC.?

A. Management Information Services, Inc. is a professional proxy solicitation firm retained by Credit Lyonnais HK to assist them in coordinating shareholder questions and soliciting shareholder votes.

                                   PLEASE VOTE
                             YOUR VOTE IS IMPORTANT
                  NO MATTER HOW MANY SHARES OF THE FUND YOU OWN

                          FREMONT EMERGING MARKETS FUND
                         SPECIAL MEETING OF SHAREHOLDERS

                                  ________, 1997


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FREMONT MUTUAL FUNDS, INC.


The undersigned hereby appoints David L. Redo and Tina Thomas, and each of them, as Proxies with power of substitution and hereby authorizes each of them to represent and to vote as provided on the reverse side, all shares of the Fremont Emerging Markets Fund (the "Fund") which the undersigned is entitled to vote at the special meeting of shareholders to be held on ________, 1997 or at any adjournment thereof.

The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated May [ ], 1997.

                                              Date: ________________________

                                              NOTE: Please sign exactly as your
                                              name appears on this proxy. If
                                              signing for an estate, trust or
                                              corporation, title or capacity
                                              should be stated. If the
                                              shares are held jointly, both
                                              signers should sign, although the
                                              signature of one will bind the
                                              other.


                                              ________________________________


                                              ________________________________


                                              Signature(s) PLEASE SIGN IN THE
                                              BOX ABOVE

PLEASE INDICATE YOUR VOTE BY FILLING IN THE APPROPRIATE BOX BELOW, AS SHOWN, USING BLUE OR BLACK INK OR DARK PENCIL. DO NOT USE RED INK.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS DESCRIBED HEREIN.

1. With respect to the approval or disapproval of a new subadvisory agreement for the Fund with Nicholas-Applegate Capital Management (Hong Kong) LLC ("Nicholas Applegate"), effective upon the closing of the acquisition of Credit Lyonnais International Asset Management (HK) Ltd. by Nicholas Applegate.

FOR                           AGAINST                            ABSTAIN
[  ]                           [  ]                                [  ]


2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.


PLEASE MARK YOUR PROXY, DATE AND SIGN IT ON THE REVERSE SIDE, AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           FREMONT MUTUAL FUNDS, INC.
                          FREMONT EMERGING MARKETS FUND

                                333 MARKET STREET
                                   26TH FLOOR
                         SAN FRANCISCO, CALIFORNIA 94105


                         SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON ________, 1997



         A Special Meeting of Shareholders (the "Meeting") of the FREMONT EMERGING MARKETS FUND (the "Fund") will be held at the Fund's offices at 333 Market Street, 26th Floor, San Francisco, California 94105, on ________, 1997 at 10:00 a.m. for the following purposes:

         1. To consider and act upon the approval of a new investment subadvisory agreement between (i) Fremont Mutual Funds, Inc.,
                  (ii) Fremont Investment Advisors, Inc., the investment advisor of the Fund, and (iii) Nicholas-Applegate Capital Management (Hong Kong) LLC ("Nicholas Applegate") which will take effect upon the closing of the acquisition of the stock and assets of Credit Lyonnais HK by Nicholas-Applegate.

         2. To transact such other business as may properly come before the Meeting or any adjournments thereof.

         The stock transfer books will not be closed but, in lieu thereof, the Board of Directors has fixed the close of business on May [ ], 1997 as the record date for the determination of shareholders of the Fund entitled to notice of, and to vote at, the Meeting.

                                           By order of the Board of Directors

                                           Tina Thomas, Secretary

San Francisco, California
May [  ], 1997

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE APPROPRIATE ENCLOSED PROXY OR PROXIES IN THE ACCOMPANYING ENVELOPE PROVIDED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           FREMONT MUTUAL FUNDS, INC.
                          FREMONT EMERGING MARKETS FUND

                                333 MARKET STREET
                                   26TH FLOOR
                         SAN FRANCISCO, CALIFORNIA 94105
                                 (800) 548-4539

                      FOR A SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON _______, 1997

                                  INTRODUCTION

         This Proxy Statement (the "Proxy") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Fremont Mutual Funds, Inc. (the "Company") on behalf of the Fremont Emerging Markets Fund (the "Fund") of proxies to be voted at a Special Meeting of Shareholders (the "Meeting") of the Fund to be held at the Fund's offices at 333 Market Street, 26th Floor, San Francisco, California 94105, on _______, 1997 at 10:00 a.m. and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

         The costs of preparing, printing, mailing and soliciting the proxies will be borne by Credit Lyonnais International Asset Management South East Asia B.V. (the "Parent"). In addition, certain officers, directors and employees of the Parent and officers and directors of the Fund (none of whom will receive additional compensation therefor) may solicit proxies in person or by telephone, telegraph or mail. Management Information Systems, Inc. has been retained at its customary rates to solicit proxies.

         All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, shares represented by the proxies will be voted "FOR" all the proposals. All shares in Fund-sponsored IRA accounts not voted by the account owner will be voted by the IRA trustee in the same proportion (for, against and abstain) as all other votes cast whether in person or by proxy. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions will be counted as present and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are not present. Any proxy may be revoked at any time prior to the exercise thereof by submitting another proxy bearing a later date or by giving written notice to the Secretary of the Company at the address indicated above or by voting in person at the Meeting. The affirmative vote of a majority of the shares as defined under the Investment Company Act of 1940 (a "Majority Vote") (either 67% of the shares present at the Meeting, if holders of more than 50% of the outstanding shares are present in person or by proxy, or more than 50% of the outstanding shares, whichever is less) of the Fund is necessary to approve the Fund's new investment advisory agreement.

         The Board of Directors of the Company knows of no business other than that specifically mentioned in the Notice of Meeting which will be presented for consideration at the Meeting. If any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

         The Board of Directors of the Company has fixed the close of business on May [ ], 1997 as the record date (the "Record Date") for the determination of shareholders of the Fund entitled to notice of and to vote at the Meeting or any adjournment thereof. Shareholders of the Fund on that date will be entitled to one vote on each matter on which they are entitled to vote for each share held and a fractional vote with respect to fractional shares and shareholders will not have cumulative voting rights.

At the close of business on the Record Date, the Fund had [ ] outstanding shares, each with a par value of $0.0001 per share.

         The principal executive offices of the Company are located at 333 Market Street, 26th Floor, San Francisco, California 94105. The enclosed proxy and this proxy statement are first being sent to the Fund's shareholders on or about May [ ], 1997.

         As of the Record Date, to the best knowledge of the Fund, no person beneficially owned more than 5% of the outstanding shares of the Fund.

                                    PROPOSAL

         TO CONSIDER A NEW SUBADVISORY AGREEMENT FOR THE FUND WHICH TOOK
                  EFFECT UPON THE CLOSING OF THE ACQUISITION OF
                                 THE SUBADVISOR

SUMMARY OF THE TRANSACTION

         On February 17, 1997, Credit Lyonnais International Asset Management
(HK) Ltd. ("Credit Lyonnais HK") and its parent Credit Lyonnais International Asset Management South East Asia B.V. (the "Parent"), entered into a definitive agreement (the "Agreement") to sell the shares of Credit Lyonnais HK to Nicholas-Applegate Capital Management (Hong Kong) LLC ("Nicholas Applegate") for $7.4 million in cash and Credit Lyonnais HK will promptly thereafter transfer all of its assets to its new parent company, Nicholas-Applegate (the "Transaction"). The Transaction [has closed on] [is expected to close on or prior to] May [ ], 1997 and is subject to various conditions, including approval by the shareholders of the Fund of new investment subadvisory agreement between
(i) the Company, (ii) Fremont Investment Advisors, Inc. the Fund's investment adviser, and (iii) Nicholas-Applegate (the "New Subadvisory Agreement"). While shareholder approval is required for Nicholas-Applegate to become the subadvisor, Nicholas-Applegate may waive approval as a condition of closing the Transaction. After the Closing, Nicholas-Applegate, as successor, will continue to operate out of Credit Lyonnais HK's Hong Kong office. Key members of Credit Lyonnais HK's management team will join Nicholas-Applegate and continue to be responsible for managing the day-to-day affairs of the Fund. Thus in the view of the Board and Credit Lyonnais HK, the Transaction will not result in any material changes in the portfolio management and investment operations of the Fund.

         Nicholas-Applegate is part of an experienced investment management organization which together manage in excess of U.S. $30 billion through a variety of investment products and services. The Nicholas-Applegate group of companies is headquartered in San Diego, California.

         Pursuant to Section 15 of the Investment Company Act of 1940, as amended (the "1940 Act"), the Fund's existing investment subadvisory agreement terminates automatically upon its assignment, which is deemed to include any change of control of the investment subadvisor. Section 15(a) of the 1940 Act prohibits any person from serving as an investment subadvisor to a registered investment company except pursuant to a written contract that has been approved by the shareholders. Therefore, in order for Nicholas-Applegate to provide investment subadvisory services to the Fund as of the closing of the Transaction, the shareholders of the Fund must approve the New Subadvisory Agreement.

         The Transaction also contemplates that Credit Lyonnais HK and Nicholas-Applegate and other persons will comply with the requirements of
Section 15(f) of the 1940 Act after the Closing. Section 15(f) provides, in pertinent part, that Credit Lyonnais HK and its affiliates may receive any amount or benefit in connection with a sale of securities of, or a sale of any other interest in, Credit Lyonnais HK which results in an assignment of an investment subadvisory contract if (1) for a period of three years after such event, at least 75% of the members of the board of directors of the investment company which it advises are not "interested persons" (as defined in the 1940
Act) of the new or old investment
subadvisor; and (2) for a two-year period there is no "unfair burden" imposed on the investment company as a result of the Transaction. In the Agreement with Credit Lyonnais HK, Nicholas-Applegate and its affiliates have represented and warranted to Credit Lyonnais HK that they have no express or implied understanding or arrangement that would impose an unfair burden on the Fund as a result of the Transaction. Nicholas-Applegate and its affiliates have agreed to indemnify and hold Credit Lyonnais HK harmless from and against and in respect of any and all losses arising in connection with the imposition of any unfair burden on the Fund constituting a breach or violation of, or non-compliance with, Section 15(f) of the 1940 Act which is caused by acts or conduct within the control of Nicholas-Applegate and its affiliates.

         The New Subadvisory Agreement, if approved by the Fund's shareholders, will commence as of the Closing. Thereafter, the New Subadvisory Agreement will remain in effect for an annual period and will continue in effect thereafter for successive annual periods if and so long as such continuance is specifically approved by (a) the Board of Directors or (b) a Majority Vote of a the Fund's shareholders, provided that in either event, the continuance also is approved by a majority of the directors who are not "interested persons" by vote cast in person at a meeting called for the purpose of voting on such approval. If the Closing occurs before the approval by shareholders, Nicholas-Applegate, as successor entity to Credit Lyonnais HK, will manage the assets of the Fund according to the current sub-advisory agreement. However, any fees earned by Nicholas-Applegate, if any, will be placed into an escrow account and not paid to Nicholas-Applegate until the approval occurs.

         After careful consideration, the Board of Directors of the Company unanimously recommends that shareholders vote "FOR" the New Subadvisory Agreement between the Company, Fremont Investment Advisors, Inc. and Nicholas-Applegate to replace the current subadvisory agreement with Credit Lyonnais HK upon consummation of the Transaction. See "Evaluation by the Boards" below.

BENEFITS TO SHAREHOLDERS

The Board has identified the following benefits which the shareholders are anticipated to realize as a result of the Transaction:

1. Senior members of the Fund's investment management team have agreed to remain employed with Nicholas-Applegate;

2. The advisory fees charged to the Fund will not increase as a result of the Transaction; and

3. Nicholas-Applegate and its affiliates are an experienced mutual fund management organization whose operation is more stable than that of Credit Lyonnais HK and its affiliates, which are undergoing a reorganization by the French government.

THE INVESTMENT SUBADVISOR

         Nicholas-Applegate, located (upon the closing of the Transaction) at Room 604-6, Three Exchange Square, Connaught Place, Central, Hong Kong, will serve as the Fund's investment subadvisor upon approval by the Board and the shareholders. Nicholas-Applegate will manage the Fund's investments, subject to supervision by the Fund's Investment Advisor, Fremont Investment Advisors, Inc. Portfolio Manager Henry L. Thornton will continue to be responsible for the day to day management of the Fund.

         Nicholas-Applegate Capital Management Holdings L.P., a California limited partnership, will act as managing member of the investment subadvisor (the "Managing Member"). The Managing Member will act through one or more of its executive officers: Arthur E. Nicholas, Chairman of the Board; Tom Waring, President; and Paul Mack, Vice President.

THE EMPLOYMENT AGREEMENTS

         Upon the Closing, Henry L. Thornton will enter into an employment agreement with Nicholas Applegate or one of its affiliates that provides for his continued service; it also provides that he cannot be terminated except for cause or disability and contains non-competition provisions. Mr. Thornton's agreement has a term of [ ] years. Other key members of the Credit Lyonnais HK's investment management team will also enter into [ ] year employment and non-compete contracts with Nicholas- Applegate which provide long-term compensation incentives. They will continue to have senior management roles.

THE NEW SUBADVISORY AGREEMENT

         Pursuant to the current subadvisory agreement between Credit Lyonnais HK and the Fund, Credit Lyonnais HK has been retained to manage the investments of the Fund and to provide such investment research, advice and supervision, in conformity with the Fund's investment objectives and policies, as may be necessary for the operations of the Fund. The New Subadvisory Agreement provides the same authority. The current subadvisory agreement for the Fund is dated June 24, 1996 and was approved by the Company's Board of Directors on June 18, 1996. The current subadvisory agreement and the New Subadvisory Agreement each provides that the Advisor shall pay to Credit Lyonnais HK a fee for its services which is equal to .50% of the Fund's average daily net asset value, such fee to be waived until the earlier of (i) July 1, 1997 or (ii) the date Fremont Investment Advisors, Inc., as investment advisor to the Fund, reaches "break-even" with respect to the Fund.

         The New Subadvisory Agreement provides for the furnishing of the same subadvisory services for the same subadvisory fees as the current subadvisory agreement with the Fund. The current subadvisory agreement provides, among other things, that Credit Lyonnais HK will bear all expenses of its employees and overhead incurred in connection with its duties. A form of the New Subadvisory Agreement is attached as Exhibit A.

         The New Subadvisory Agreement allows the subadvisor to provide investment advisory services for other individuals and entities in addition to the Fund. This clause is less restrictive than the language in the current subadvisory agreement.

         Both the current and New Subadvisory Agreements require that brokerage orders for the Fund's portfolio securities transactions are placed by the subadvisor. The subadvisor seeks to obtain the best available prices in the Fund's portfolio transactions, taking into account the costs and promptness of executions. Subject to this policy, transactions may be directed to those broker-dealers who provide research, statistical and other information to the Fund or the subadvisor or who provide assistance with respect to the distribution of Fund shares. Subject to the requirements of the 1940 Act and procedures adopted by the Board of Directors, the Fund may execute portfolio transactions through any broker or dealer and pay brokerage commissions to a broker which is an affiliated person of the Company, Fremont Investment Advisors, Inc. or the subadvisor. During the fiscal year ended October 31, 1996, the Fund paid brokerage commissions of $2,352 to Credit Lyonnais Securities
(USA), Inc. (which was 11.7% of the aggregate brokerage commissions paid by the Fund during such period). Credit Lyonnais Securities (USA), Inc. is an affiliated company of Credit Lyonnais HK.

         The current and New Subadvisory Agreements both provide that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations thereunder, the subadvisor is not liable to the Fund or any of the Fund's shareholders for any act or omission by the subadvisor in the supervision or management of its respective investment activities or for any loss sustained by the Fund or the Fund's shareholders, and that the Fund will indemnify the subadvisor subject to the requirements of the 1940 Act.

         Both the current and New Subadvisory Agreements may be terminated at any time by the Fund, without the payment of any penalty, upon the vote of a majority of the Company's Board of Directors or a majority of the outstanding voting securities of the Fund or by Credit Lyonnais HK, on 30 days' written notice by either party to the other.

NICHOLAS-APPLEGATE SUBADVISORY COMMITMENTS

         Upon the closing of the Transaction, Nicholas-Applegate will act as a subadvisor to the following fund, assuming approval by the shareholders of such fund:

Name of Fund            Size of Fund (as of 3/31/97)         Compensation Rate

Pacific Capital-
New Asia Growth Fund          $18.0 million                   .50% of average
                                                              daily net assets

EVALUATION BY THE BOARD OF DIRECTORS

         On May 2, 1997, the independent directors of the Company's Board met and discussed the Transaction and its possible effect on the Fund and evaluated the New Subadvisory Agreement. Senior officers of Credit Lyonnais HK and Nicholas-Applegate were available to answer questions from the Board. In evaluating the New Subadvisory Agreement, the Board reviewed materials furnished by Credit Lyonnais HK and Nicholas-Applegate relevant to its decision. Those materials included information regarding Credit Lyonnais HK and Nicholas-Applegate and their affiliates and their personnel, operations and financial condition. [Representatives of Credit Lyonnais HK and Nicholas-Applegate discussed with the Board Nicholas-Applegate's philosophy of management, performance expectations and methods of operation insofar as they related to the Fund and indicated their belief that, as a consequence of the Transaction, the operations of Nicholas-Applegate and its ability to provide services to the Fund would not be adversely affected and would likely be enhanced.] The Board considered the potential benefits to shareholders. In its deliberations, the Board considered the terms of the Transaction, including, among other things, the continued employment of the senior members of the management team by Nicholas-Applegate, which it believed to be important to assure continuity of the subadvisory services provided to the Fund. In addition, the Board reviewed and discussed the terms and provisions of the New Subadvisory Agreement and compared fees and expenses under the New Subadvi- sory Agreement with those paid by other investment companies.

         The Board was advised by its own counsel and considered all information that it determined was relevant to its deliberations. In determining to recommend that shareholders of the Fund vote to approve the New Subadvisory Agreement as being in the best interest of the Fund's shareholders, it was noted that the advisory services to be provided by Nicholas-Applegate would be performed by the same people and that there were certain assurances that expenses to be incurred under the New Subadvisory Agreement would not be greater than those that would be incurred under the current subadvisory agreement.

         ACCORDINGLY, AFTER CONSIDERATION OF THE ABOVE, AND SUCH OTHER FACTORS AND INFORMATION AS IT DEEMED RELEVANT, THE BOARD OF DIRECTORS, INCLUDING ALL OF THE DIRECTORS WHO ARE NOT INTERESTED PERSONS (AS SUCH TERM IS DEFINED BY THE 1940 ACT), UNANIMOUSLY APPROVED THE NEW SUBADVISORY AGREEMENT AND VOTED TO RECOMMEND ITS APPROVAL TO THE FUND'S SHAREHOLDERS.

                                  OTHER MATTERS

         The management knows of no other matters which are to be brought before the Meeting. However, if any other matters not now known or determined properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment on such matters.

         All Proxies received will be voted in favor of all the proposals, unless otherwise directed therein.

                                                          Very truly yours,


                                                          Tina Thomas
                                                          Secretary

May [  ], 1997

                                    EXHIBIT A

                         PORTFOLIO MANAGEMENT AGREEMENT

         THIS AGREEMENT dated and effective as of [ ] 1997, among Nicholas-Applegate Capital Management (Hong Kong) LLC, a Hong Kong company (the "Subadvisor"); Fremont Investment Advisors, Inc., a Delaware corporation (the "Advisor"); and Fremont Mutual Funds, Inc., a Maryland corporation (the "Fund").

         WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company and is authorized to issue separate series (the "Series"), each of which may offer a separate class of shares of beneficial interest, each Series having its own investment objective, policies and limitations; and

         WHEREAS, the Fund presently offers shares of a particular series named the Fremont Emerging Markets Fund (the "Emerging Markets Series"); and

         WHEREAS, the Fund has retained the Advisor to render investment manage-ment and administrative services to the Series; and

         WHEREAS, the Advisor and the Fund desire to retain the Subadvisor to furnish portfolio management services to the Emerging Markets Series in connection with Advisor's investment management activities on behalf of the Series, and the Subadvisor is willing to furnish such services to the Advisor and the Emerging Markets Series;

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Subadvisor, the Advisor and the Fund as follows:

         1. Appointment. The Advisor and the Fund hereby appoint Subadvisor to provide sub-investment advisory services to the Advisor and the Fund with respect to certain assets of the Emerging Markets Series for the periods and on the terms set forth in this Agreement. The Subadvisor accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

         2. Subadvisor Duties. Subject to the supervision of the Advisor, the Subadvisor shall have full discretionary authority as agent and attorney-in-fact with respect to the portion of assets of the Emerging Markets Series' portfolio assigned to the Subadvisor, from time to time by the Advisor or the Board of Directors, including authority to: (a) buy, sell, exchange, convert or otherwise trade in any stocks without limitation and (b) place orders for the execution of such securities transactions with or through such brokers, dealers, or issuers as Subadvisor may select. The Subadvisor will provide the services under this Agreement in accordance with the Emerging Markets Series' registration statement filed with the Securities and Exchange Commission ("SEC"), as amended. The Advisor will provide the Subadvisor with a copy of each registration statement promptly after it has been filed with the SEC. Investments by the Subadvisor shall conform with the provisions of Appendix B attached hereto, as such may be revised from time to time at the discretion of the Advisor and the Fund. Subject to the foregoing, the Subadvisor will vote proxies with respect to the securities and investments purchased with the assets of the Emerging Markets Series' portfolio managed by the Subadvisor. The Subadvisor further agrees that it will:

                  (a) conform with all applicable rules and regulations of the Securities and Exchange Commission.

                  (b) select brokers and dealers to execute portfolio transactions for the Emerging Markets Series and select the markets on or in which the transaction will be executed. In providing the Emerging Markets Series with investment management, it is recognized that the Subadvisor will give primary consideration to securing the most favorable price and efficient execution considering all circumstances. Within the framework of this policy, the Subadvisor may consider the financial responsibility, research and investment information and other research services and products provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which the Subadvisor's other clients may be a party. It is understood that it is desirable for the Fund that the Subadvisor have access to brokerage and research services and products and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Emerging Markets Series than broker-dealers that do not provide such brokerage and research services. Therefore, in compliance with Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"), the Subadvisor is authorized to place orders for the purchase and sale of securities for the Emerging Markets Series with such brokers, that provide brokerage and research products and/or services that charge an amount of commission for effecting securities transactions in excess of the amount of commission another broker would have charged for effecting that transaction, provided the Subadvisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker viewed in terms of either that particular transaction or the overall responsibilities of the Subadvisor for this or other advisory accounts, subject to review by the Fund from time to time with respect to the extent and continuation of this practice. It is understood that the information, services and products provided by such brokers may be useful to the Subadvisor in connection with the Subadvisor's services to other clients. On occasions when the Subadvisor deems the purchase or sale of a security to be in the best interest of the Emerging Markets Series as well as other clients of the Subadvisor, the Subadvisor, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price of lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Subadvisor in the manner the Subadvisor considers to be the most equitable and consistent with its fiduciary obligations to the Emerging Markets Series and to such other clients.

                  (c) make available to the Advisor and the Fund's Board of Directors promptly upon their request all its investment records and ledgers relating to the Emerging Markets Series to assist the Advisor and the Fund in their compliance with respect to the Emerging Markets Series' securities transactions as required by the 1940 Act and the Investment Advisers Act of 1940 ("Advisers Act"), as well as other applicable laws. The Subadvisor will furnish the Fund's Board of Directors with respect to the Emerging Markets Series such periodic and special reports as the Advisor and the Directors may reasonably request in writing.

                  (d) maintain detailed records of the assets managed by the Subadvisor as well as all investments, receipts, disbursements and other transactions made with such assets. Such records shall be open to inspection and audit during Subadvisor's normal business hours upon reasonable notice by any person designated by the Advisor or the Fund. The Subadvisor shall provide to the Advisor or the Fund and any other party designated by either the Advisor or the Fund: (i) monthly statements of the activities with regard to the assets for the month and of the assets showing each asset at its cost and, for each security listed on any national securities exchange, its value at the last quoted sale price reported on the composite tape on the valuation date or, in the cases of securities not so reported, by the principal exchange on which the security traded or, if no trade was made on the valuation date or if such security is not listed on any exchange, its value as determined by a nationally recognized pricing service used by the Subadvisor specified by such pricing service on the valuation date, and for any other security or asset in a manner determined in good faith by the Subadvisor to reflect its then fair market value; (ii) statements evidencing any purchases and sales as soon as practicable after such transaction has taken place, and (iii) a quarterly review of the assets under management.

         3. Expenses. During the term of this Agreement, the Subadvisor will pay all expenses incurred by it, its staff and their activities, in connection with its portfolio management activities under this Agreement. The Subadvisor shall not be responsible for any expense incurred by the Advisor or the Fund, except as provided in Section 6 below.

         4. Compensation. For the services provided to the Emerging Markets Series, the Advisor will pay the Subadvisor the fees as set forth in Appendix A hereto at the times set forth in Appendix A hereto.

         5. Books and Records; Custody. (a) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadvisor hereby agrees that all records which it maintains for the Emerging Markets Series are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Subadvisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

                  (b) Title to all investments shall be made in the name of the Fund, provided that for convenience in buying, selling, and exchanging securities (stocks, bonds, commercial paper, etc.), title to such securities may be held in the name of the Fund's custodian bank, or its nominee. The Fund shall advise the Subadvisor of the identity of its custodian bank and shall give the Subadvisor 15 days' written notice of any changes in such custody arrangements.

                  Neither the Subadvisor, nor any parent, subsidiary or related firm, shall take possession of or handle any cash, securities, mortgages or deeds of trust, or other indicia of ownership of the Fund's investments, or otherwise act as custodian of such investments. All cash and the indicia of ownership of all other investments shall be held by the Fund's custodian bank.

                  The Fund shall instruct its custodian bank to (a) carry out all investment instructions as may be directed by the Subadvisor with respect thereto (which may be orally given if confirmed in writing); and (b) provide the Subadvisor with all operational information necessary for the Subadvisor to trade on behalf of the Fund.

         6. Indemnification. The Subadvisor agrees to indemnify and hold harmless the Advisor, the Fund, any affiliated person within the meaning of
Section 2(a)(3) of the 1940 Act ("affiliated person") of the Advisor or the Fund (other than the Subadvisor) and each person, if any, who, within the meaning of
Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") the Advisor or the Fund against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Advisor, the Fund or such affiliated person or controlling person may become subject under the 1933 Act, 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise, which (1) may be based upon any wrongful act or omission by the Subadvisor, any of its employees or representatives or any affiliate of or any person acting on behalf of the Subadvisor or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the shares of the Fund or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Fund or any affiliated person of the Fund by the Subadvisor or any affiliated person of the Subadvisor; provided, however, that in no case is the Subadvisor's indemnity in favor of the Advisor or the Fund or any affiliated person or controlling person of the Advisor or the Fund deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the perfor-mance of his or its duties or by reason of his or its reckless disregard of obligations and duties under this Agreement or under any law.

                  The Fund agrees not to hold the Subadvisor or any of its officers or employees liable for, and to indemnify and hold harmless, the Subadvisor and its directors, officers, employees, affiliated persons and controlling persons ("Indemnified Parties") against, any act or omission of any other subadvisor providing investment management services to the Fund, and against any costs and liabilities the Indemnified Parties may incur as a result of a claim against the Indemnified Parties regarding actions taken in good faith exercise of their powers hereunder excepting matters as to which the Indemnified Parties have been grossly negligent, engaged in willful misfea- sance, bad faith, reckless disregard of the obligations and duties under this Agreement or have been in violation of applicable law or regulations.

         7. Other Investment Activities of Subadvisor. The Fund and Advisor acknowledge that Subadvisor, or one or more of its affiliates, may have investment responsibilities or render investment advice to, or perform other investment advisory services for, other individuals or entities ("Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Fund agrees that the Subadvisor or its affiliates may give advice or exercise investment responsibility and take other action with respect to other Affiliated Accounts which may differ from advice given or the timing or nature of action taken with respect to the Emerging Markets Series; provided that the Subadvisor acts in good faith, and provided further that it is the Subadvisor's policy to allocate, within its reasonable discretion, investment opportunities to the Emerging Markets Series over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Emerging Markets Series and any specific investment restrictions applicable thereto. The Fund acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Emerging Markets Series may have an interest from time to time, whether in transactions which may involve the Emerging Markets Series or otherwise. Subadvisor shall have no obligation to acquire for the Emerging Markets Series a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment either for the Emerging Markets Series or otherwise.

         8. (a) Duration. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effective for a period of two years from the date of this Agreement, and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Board of Directors of the Fund or by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Emerging Markets Series, and (ii) by the Advisor, and (iii) by the vote of a majority of the Board of Directors of the Fund who are not parties to this Agreement or

"interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

             (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the Fund or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Emerging Markets Series, or by the Advisor, on thirty (30) days' written notice to the Subadvisor, or by the Subadvisor on like notice to the Board of Directors of the Fund and to the Advisor. Payment of fees earned through the date of termination shall not be construed as a penalty.

             (c) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment.

         9. Amendments. No provision of this agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and no amendment of this Agreement shall be effective until approved by a vote of a majority of the outstanding voting securities of the Emerging Markets Series, if such approval is required by applicable law.

         10.  Miscellaneous.

                  (a) This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder.

                  (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                  (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

                  (d) Nothing herein shall be construed as constituting the Subadvisor as an agent of the Fund or the Advisor.

                  (e) This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

                  (f) This Agreement may be executed in counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered, shall be deemed an original and all of which counterparts shall constitute but one and the same agreement.

         11. Use of Name. It is understood that the name "Nicholas-Applegate" or the name of any of its affiliates, or any derivative associated with those names, are the valuable property of the Subadvisor and its affiliates and that the Fund and/or the Fund's distributor have the right to use such name(s) or derivative(s) in offering materials and sales literature of the Fund so long as this Agreement is in effect. Upon termination of the Agreement the Fund shall forthwith cease to use such name(s) or derivative(s).

         12. Receipt of Brochure. The Advisor and the Fund have received from Nicholas-Applegate the disclosure statement or "brochure" required to be delivered pursuant to Rule 204-3 of the Advisers Act, which disclosure statement or brochure was received by the Advisor and the Fund more than 48 hours prior to entering into this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                              NICHOLAS-APPLEGATE CAPITAL
                                              MANAGEMENT (Hong Kong) LLC


                                              By:____________________________

                                                 ____________________________
                                              (Title)

                                              FREMONT INVESTMENT ADVISORS, INC.


                                              By:____________________________

                                                 ____________________________
                                              (Title)

                                              FREMONT MUTUAL FUNDS, INC.


                                              By:____________________________

                                                 ____________________________
                                              (Title)

                                   APPENDIX A

                        TO PORTFOLIO MANAGEMENT AGREEMENT

             Nicholas-Applegate Capital Management (Hong Kong ) LLC
                 Subadvisor to the Fremont Emerging Markets Fund


                                SCHEDULE OF FEES

Fremont Investment Advisors, Inc. will pay to Nicholas Applegate a fee computed at the annual rate of 0.50% (50 basis points) of the average value of the daily assets of the Emerging Markets Fund under management by Nicholas Applegate.*

Fee will be billed after the end of each calendar month. Fees will be prorated for any period less than one month. Fees shall be due and payable within thirty
(30) days after an invoice has been delivered to Fremont Investment Advisors, Inc.


*NOTE:   Nicholas Applegate will waive this fee until the earlier of (i)
------ July 1, 1997 or (ii) the date Fremont Investment Advisors, Inc. reaches "breakeven" with respect to the Fund.

                                   APPENDIX B

                        TO PORTFOLIO MANAGEMENT AGREEMENT

              Nicholas-Applegate Capital Management (Hong Kong) LLC
                 Subadvisor to the Fremont Emerging Markets Fund


                      INVESTMENT OBJECTIVES AND GUIDELINES

Overall Investment Objective:

The objective of the Fremont Emerging Markets Fund is to achieve long-term capital appreciation by investing, in normal market conditions, at least 65% of its total assets in equity securities of issuers domiciled in emerging market countries. In normal market conditions, at least three different emerging market countries will be represented in the Fund's portfolio.

Policy and Guidelines for Subadvisor:

The Subadvisor will adhere to the Investment Objective and to policies in the Fremont Emerging Markets Fund prospectus.

Performance Objective for Subadvisor:

The Subadvisor is expected to achieve a competitive rate of return over a 3 to 5 year time horizon and/or a complete market cycle, relative to other emerging market funds as compiled by Lipper Analytical Services and/or Morningstar. A competitive rate of return is defined as Fund performance in the top one-third of such funds. Performance will also be compared to the Morgan Stanley Capital International Emerging Markets Free Index.